Exhibit 99.1

Eagle Nuclear Energy Provides Third Quarter 2026 Corporate Update

RENO, NV – October 13, 2026 – Eagle Nuclear Energy Corp. (“Eagle” or the “Company”) (NASDAQ: NUCL), a next-generation nuclear energy company, is pleased to provide a corporate update for the third quarter, ending August 31, 2026. This quarter reflects continued progress of the Company’s flagship Aurora Uranium Project (“Aurora”), which hosts the largest conventional, measured and indicated uranium deposit in the United States, and the progression of its proprietary Small Modular Reactor (“SMR”) technology platform.

Management Commentary

“During the third quarter we maintained our disciplined approach to advancing our core assets, as we continue to work towards development of an integrated nuclear energy platform combining domestic uranium resources with advanced SMR technology,” said Eagle CEO Mark Mukhija. “Eagle continues to build momentum since its public debut in February 2026, advancing initiatives and building partnerships that will position Eagle to become a key contributor to the long-term security of America’s domestic nuclear fuel supply chain.”

“We have made significant progress in gathering critical data, evaluating sustainable development practices and establishing strategic partnerships to support Aurora’s long-term growth and advancement. This includes recent technical engagements with Yukuskon Professional Services, LLC, BBA USA Inc. and SLR International Corporation, all of which will play an integral role in the execution of the drill program at Aurora. These engagements come as we continue to progress towards the planned Pre-Feasibility Study (“PFS”) at Aurora, which is expected to be completed in the second half of 2027. We are currently awaiting the necessary permit approvals from Oregon state regulators before commencing drilling activities at Aurora. With all major operational contractors now in place, we are well positioned to efficiently execute the planned PFS once the requisite approvals are secured,” continued Mukhija.

“Within our SMR program, we continue to advance our reactor development initiatives, building on the engagement of Tensor Medium Corporation (“Tensor Medium”) announced in June. Tensor Medium’s AI-enabled reactor modeling and simulation capabilities are expected to support the optimization of our next-generation SMR technology design, and we believe this collaboration is an important step in advancing our broader SMR development strategy.”

“As our Aurora Project and SMR program continue to develop, we have seen Eagle increasingly garner more recognition in the global nuclear energy markets. In June, Eagle was added to the Sprott Junior Uranium Miners ETF (NASDAQ: URNJ), one of the leading ETFs providing exposure to uranium companies. Following that inclusion, in August, Eagle was named to the Solactive Global Uranium & Nuclear Components Total Return Index, which tracks key companies across the nuclear fuel cycle and serves as a benchmark for ETFs to gain exposure to the global nuclear industry and companies that define the sector. Alongside the addition to the Solactive Index, Eagle now qualifies for the Global X Uranium ETF (NYSE Arca: URA), one of the world’s foremost nuclear and uranium focused ETFs, with approximately $5 billion in net assets. Eagle’s inclusion in this Index reflects our growing presence in the global nuclear space and uranium supply chain.”

“We remain encouraged by the recent progress across our business as we continue to advance the Aurora Project in a disciplined and responsible manner, alongside the development of our advanced SMR technology platform. The third quarter established a strong foundation for the next phase of development at Aurora as we work to support a more secure and resilient domestic nuclear fuel supply chain amid growing energy demand. We remain committed to executing our strategic objectives and look forward to sharing further updates as key milestones are achieved."

Recent Operational Updates

•	June 2026: Engaged Tensor Medium to support SMR program, bringing AI-enabled reactor modeling and simulation capabilities to Eagle’s next-generation SMR development efforts.

•	June 2026: Added to the Sprott Junior Uranium Miners ETF, one of the leading ETFs providing exposure to uranium companies.

•	July 2026: Announced partnerships with Yukuskon Professional Services, LLC, BBA USA Inc. and SLR International Corporation to help execute the Aurora drill program and progress towards the expected PFS.

•	August 2026: Added to the Solactive Global Uranium & Nuclear Components Total Return Index, qualifying Eagle for inclusion in the Global X Uranium ETF, one of the world’s preeminent nuclear- and uranium-focused ETFs. Selected CBIZ CPAs P.C. as independent registered public accounting firm.

•	September 2026: Appointed LSN Partners to lead government affairs efforts with former Azarga Uranium CEO Blake Steele advising on Eagle’s uranium strategy and stakeholder engagement services.

Liquidity and Balance Sheet

At August 31, 2026, the Company had a cash balance of $25.5 million and no outstanding interest-bearing debt, with liabilities consisting primarily of operating obligations.

Additional detail on the Company’s quarterly financial results can be found in the recent 10-Q filed with the SEC on October 13, 2026.

About Eagle Nuclear Energy Corp.

Eagle Nuclear Energy Corp. is a next-generation nuclear energy company that combines domestic uranium exploration with access to certain Small Modular Reactor (SMR) technology. The Company owns the largest conventional, measured and indicated uranium deposit in the United States, located in southeastern Oregon. This includes the Aurora deposit, with 32.75Mlbs Indicated and 4.98Mlbs Inferred (SK-1300 TRS) of near-surface uranium resource, and the adjacent Cordex deposit, which the Company believes offers potential to expand the project’s overall resource inventory. By integrating advanced SMR technology with a sizeable uranium asset, Eagle is building an integrated nuclear platform positioned to support domestic nuclear energy development.

For more information about Eagle Nuclear Energy Corp., visit www.eaglenuclear.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements. All statements other than statements of historical facts contained in this press release are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are also forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “preliminary,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include, without limitation, Eagle’s, or its management team’s expectations concerning the outlook for Eagle’s business; the ability to execute Eagle’s strategies and reach permitting and operational milestones timely or at all; projected and estimated financial performance; anticipated industry trends; the future price of minerals; future capital expenditures; success of exploration activities; mining or processing issues; government regulation of mining operations; environmental risks; the development of nuclear energy technology; and the future demand for nuclear energy and uranium; as well as any information concerning possible or assumed future results of operations of Eagle. The forward-looking statements are based on the current expectations of the management teams of Eagle, and are inherently subject to uncertainties and changes in circumstance and their potential effects. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, (i) market risks; (ii) Eagle’s ability to maintain the listing of its securities on Nasdaq Capital Market or a comparable exchange; (iii) the risk that the price of Eagle’s securities may be volatile due to a variety of factors, including changes in laws, regulations, technologies, natural disasters or health epidemics/pandemics, national security tensions, and macro-economic and social environments affecting its business; (iv) fluctuations in spot and forward markets for uranium and certain other commodities (such as natural gas, fuel oil and electricity); (v) restrictions on mining in the jurisdictions in which Eagle operates; (vi) laws and regulations governing Eagle’s operation, exploration and development activities, and changes in such laws and regulations; (vii) Eagle’s ability to obtain or renew the licenses and permits necessary for the operation and expansion of its existing operations and for the development, construction and commencement of new operations; (viii) risks and hazards associated with the business of mineral exploration, development and mining (including environmental hazards, potential unintended releases of contaminants, industrial accidents, unusual or unexpected geological or structural formations, pressures, cave-ins and flooding); (ix) inherent risks associated with tailings facilities and heap leach operations, including failure or leakages; the speculative nature of mineral exploration and development; the inability to determine, with certainty, production and cost estimates; inadequate or unreliable infrastructure (such as roads, bridges, power sources and water supplies); (x) environmental regulations and legislation; (xi) the effects of climate change, extreme weather events, water scarcity, and seismic events, and the effectiveness of strategies to deal with these issues; (xii) risks relating to Eagle’s exploration operations; (xiii) fluctuations in currency markets; (xiv) the volatility of the metals markets, and its potential to impact Eagle’s ability to meet its financial obligations; (xv) disputes as to the validity of mining or exploration titles or claims or rights, which constitute most of Eagle’s property holdings; (xvi) Eagle’s ability to complete and successfully integrate acquisitions; (xvii) increased competition in the mining industry for properties and equipment; (xviii) limited supply of materials and supply chain disruptions; (xix) relations with and claims by indigenous populations; (xx) relations with and claims by local communities and non-governmental organizations; (xxi) the risk that other capital needed by Eagle may not be raised on favorable terms, or at all; (xxii) risks associated with nuclear energy technology development and commercialization; and (xxiii) Eagle’s reliance on third-party contractors and service providers. The foregoing list is not exhaustive, and there may be additional risks that Eagle presently does not know or that Eagle currently believes are immaterial. You should carefully consider the foregoing factors, any other factors discussed in this press release and the other risks and uncertainties described in the registration statement on Form S-1 originally filed by Eagle with the SEC on March 19, 2026, and any amendments or supplements thereto, and those discussed and identified in other filings made with the SEC by Eagle from time to time, which may be found on the SEC’s website at www.sec.gov. Eagle cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth in this press release speak only as of the date of this press release. Eagle undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that Eagle will make additional updates with respect to that statement, related matters, or any other forward-looking statements.

Investor Relations Contact:

775-335-2029

Investors@eaglenuclear.com

Media Relations Contact:

Gateway Group

Zach Kadletz, Brenlyn Motlagh

949-574-3860

EAGLE@Gateway-grp.com